Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made as of the 2nd day of June, 2006 by and among DIVERSIFIED FINANCIAL RESOURCES CORPORATION, a Delaware corporation ("DFRC") and DENNIS THOMPSON (“Buyer”).

RECITALS

A.  DFRC owns 100% of the common shares of Diversified Holdings XIX, Inc. (the "Shares"), the Shares are hereby represented to be One Hundred percent (100%) of DFRC’s ownership of Diversified Holdings XIX, Inc.’s common stock.

B.  For the consideration and upon the terms and conditions set forth herein, DFRC desires to sell and transfer and Buyers desire to purchase and acquire the Shares.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

AGREEMENT

1. Purchase and Sale of Shares. Subject to the terms and conditions hereof, DFRC will transfer to Buyer, and Buyer will acquire from DFRC, the Shares in exchange for the payment of good and valuable consideration of not less than Ten dollars ($10.00) (the "Purchase Price").

2. Delivery of the Purchase Price. The Purchase Price shall be paid as follows:

    2.1 At the Closing, Buyers shall deliver to DFRC good and valuable consideration of not less than Ten dollars ($10.00).

3. Delivery. At the Closing, DFRC shall deliver to Buyers all Stock Certificates representing the Shares properly endorsed for transfer, representing 100% of the shares of the common stock of Diversified Holdings XIX, Inc. held by DFRC or its subsidiaries.

4. Representations and Warranties of DFRC. DFRC hereby represents and warrants to Buyer as follows:

4.1 Corporate Organization and Authority. DFRC is a corporation owning 100% of the Shares made the subject herein. DFRC is a corporation duly organized, validly existing, authorized to exercise all of its corporate powers, rights and privileges, and in good standing in the State of Delaware.

4.2 Title to Shares. DFRC owns beneficially and of record, free and clear of any lien, option or other encumbrance, and has full power and authority to convey, free and clear of any lien or encumbrance, the Shares and upon delivery of the Purchase Price for such Shares as provided in this Agreement, DFRC will convey to Buyers or at their direction to others, good and valid title thereto, free and clear of any lien or other encumbrance.

4.3 Authority to Execute and Perform Agreement. DFRC has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully DFRC's obligations hereunder. This Agreement has been duly executed and delivered by DFRC and is a valid and binding obligation of DFRC enforceable in accordance with its terms, except as may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or involving creditors' rights. The execution and delivery by DFRC of this Agreement and the performance by DFRC of this Agreement in accordance with its terms and conditions will not (i) require the approval or consent of any federal, state, local or other governmental or regulatory body or the approval or consent of any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, (or with notice or lapse of time or both, conflict with or result in any breach or violation of any of the terms and conditions of) any judgment or decree applicable to DFRC or to the Shares, or any instrument, contract or other agreement to which DFRC is a party or by or to which DFRC is or the Shares are bound or subject; or (iii) result in the creation of any lien or other encumbrance on the Shares.

5. Representations and Warranties of Buyers. Buyers represent and warrant to DFRC as follows:

5.1 Authorization. This Agreement, when executed and delivered by Buyers, will constitute a valid and legally binding obligation of each of the named Buyers, enforceable in accordance with its terms, except as may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or involving creditors rights.

5.2 Disclosure. Buyers are former officers and directors of DFRC and are fully informed of and aware of the structure and status of the corporation in which they are acquiring an interest as represented by the Shares, they are fully informed and aware of the status of the assets, debts and condition of the named corporation and acknowledge that they are purchasing it in its current condition and without further warranties from DFRC.

5.3 Authority to Execute and Perform Agreement. Buyers have the full legal right and power and all authority and approvals. If any, required to enter into, execute and deliver this Agreement and to perform fully Buyers’ obligations hereunder. This Agreement has been duly executed and delivered by each Buyer and is a valid and binding obligation of each of them, enforceable in accordance with its terms, except as may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or involving creditors rights. The execution and delivery by Buyers of this Agreement and the performance by Buyers of this Agreement in accordance with its terms and conditions will not (i) require the approval or consent of any federal, state, local or other governmental or regulatory body or the approval or consent of any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, (or with notice or lapse of time or both, conflict with or result in any breach or violation of any of the terms and conditions of) any judgment or decree applicable to them of the Shares or any instrument, contract or other agreement to which Buyers are a party.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

6.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, and the provision hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors, administrators of the parties hereto and all subsequent holders of the Shares.

6.4 Entire Agreement; Amendment. This Agreement and the other documents and agreements delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may only be amended in writing signed by the Seller and the holders of a majority of the outstanding Shares sold hereunder.

6.5 Notices. Except as otherwise provided all notices and other communications require or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, addressed to their respective addresses as provided by Purchasers and Seller or to such other address as each may have furnished to the others in writing.

6.6 Expenses. Whether or not the transactions contemplated hereby are consummated, each party shall pay its own expenses in connection with the transaction.

6.7 Waiver of Breach or Default. Neither Buyer nor DFRC shall waive any right, power or remedy accruing hereunder unless such waiver is in writing signed by the party to be charged. The waiver of any breach or default hereunder shall not constitute the waiver of any other breach or default. All remedies under this Agreement or by law or otherwise afforded to Buyers or DFRC shall be cumulative and not alternative.

6.8 Legal Fees. The prevailing party in any legal action or arbitration proceeding brought by one party against the other shall be entitled, in addition to any other rights and remedies, to reimbursement for its expenses incurred thereby, including court costs and reasonable attorney's fees.

6.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

DFRC	:	DIVERSIFIED FINANCIAL RESOURCES CORPORATION

/s/ Elson Soto, Jr.
Elson Soto, Jr., President

Buyer:

DENNIS THOMPSON

/s/ Dennis Thompson
Dennis Thompson